Calculation of Filing Fee Tables
S-3
Kimbell Royalty Partners, LP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Limited Partnership Interests	Common Units representing limited partner interests	457(o)
		Limited Partnership Interests	Preferred Units representing limited partner interests	457(o)
		Limited Partnership Interests	Partnership Securities representing limited partner interests	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Limited Partnership Interests	Common Units representing limited partner interests	457(a)	6,929,000	$ 14.72	$ 101,994,880.00	0.0001381	$ 14,085.49
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 101,994,880.00		$ 14,085.49
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 14,085.49
Offering Note
[1]	Primary Offering.

[2]	Secondary Offering. All of the common units representing limited partner interests in the registrant ("common units") are for the accounts of the selling unitholders named in the prospectus contained in the registration statement to which this exhibit is attached. In addition, pursuant to Rule 416(a) under the Securities Act, the common units being registered for the selling unitholders include such indeterminate number of common units as may be issuable as a result of unit splits, unit dividends or similar transactions. With respect to the offering of common units by the selling unitholders named herein, the proposed maximum offering price per common unit will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average of the high and low sale prices for the common units on June 25, 2026, as reported on the New York Stock Exchange. Calculated in accordance with Rule 457(c) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date